                      UNITED ASSET MANAGEMENT CORPORATION

                                                                      Exhibit 11

                       CALCULATION OF EARNINGS PER SHARE
                    (In thousands, except per share amounts)
                                  (Unaudited)

                                           Three Months Ended        Nine Months Ended
                                              September 30,            September 30,
                                          --------------------      -------------------
                                            1994       1993(1)       1994       1993(1)
                                            ----       ----          ----       ----
Common and common equivalent shares:

  Net income.............................  $14,756     $13,461      $43,954     $38,536
  Adjustments thereto (2)................       --          --           --          --
                                           -------     -------      -------     -------
  Adjusted net income....................  $14,756     $13,461      $43,954     $38,536
                                           -------     -------      -------     -------
                                           -------     -------      -------     -------

  Average shares outstanding.............   28,060      26,477       28,082      25,922
  Adjustments thereto (3)................    1,494       2,974        1,516       2,743
                                           -------     -------      -------     -------
  Shares used in computation.............   29,554      29,451       29,598      28,665
                                           -------     -------      -------     -------
                                           -------     -------      -------     -------

Per Share................................  $  0.50     $  0.46      $  1.49     $  1.34
                                           -------     -------      -------     -------
                                           -------     -------      -------     -------

Common shares -- assuming full dilution:

  Net income.............................  $14,756     $13,461      $43,954     $38,536
  Adjustments thereto (2)................       --          --           --          --
                                           -------     -------      -------     -------
  Adjusted net income....................  $14,756     $13,461      $43,954     $38,536
                                           -------     -------      -------     -------
                                           -------     -------      -------     -------

  Average shares outstanding.............   28,060      26,477       28,082      25,922
  Adjustments thereto (3)................    1,572       3,163        1,647       3,567
                                           -------     -------      -------     -------
  Shares used in computation.............   29,632      29,640       29,729      29,489
                                           -------     -------      -------     -------
                                           -------     -------      -------     -------

Per Share................................  $  0.50     $  0.45      $  1.48     $  1.31
                                           -------     -------      -------     -------
                                           -------     -------      -------     -------

- -------------------------
(1) Restated due to a pooling of interests transaction completed in the fourth quarter of 1993.

(2) The proceeds from the exercise of stock options and warrants in accordance with the modified treasury stock method are first used to buy back up to 20% of the Company's common stock at the average price for the period in the primary calculation and at the higher of the average or closing price in the fully diluted calculation. Any remaining proceeds are used to retire debt, and this adjusts income for interest assumed to be saved net of income tax from the use of such proceeds.

(3) Adjusts shares for stock options and warrants under the modified treasury stock method and contingently issuable shares based on the probability of issuance, after adjusting for the stock assumed repurchased in accordance with (2) above.